The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated June 19, 2014
Preliminary Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated June 17, 2014)	File No. 333-196541

_______ shares of Common Stock and
Warrants to Purchase _____ shares of Common Stock

We are offering _____ shares of our common stock, par value $0.001 per share (Common Stock), together with a warrant (Warrants) to purchase up to ___ shares of our Common Stock at an exercise price of $___ per share of Common Stock.  The Warrants are exercisable by the holders at any time on or after the date of the closing of the offering and will expire on the fifth anniversary of the closing of the offering.  The shares of Common Stock issuable from time to time pursuant to the exercise of the Warrants are also being offered pursuant to this prospectus supplement and the accompanying base prospectus.

Our shares of Common Stock are listed on the NASDAQ Capital Market under the symbol “RIBT”.  On June 18, 2014, the last reported sale price for a share of our Common Stock on the NASDAQ Capital Market was $5.87.  There is no established public trading market for the Warrants and we do not expect a market to develop.  In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.

The aggregate market value of our outstanding shares of Common Stock held by non-affiliates was approximately $37,896,618 based on 6,445,306 shares of Common Stock outstanding as of the date of this prospectus of which 5,248,839 shares of Common Stock were held by non-affiliates, and a per share price of $7.22 based on the closing sale price of a share of our Common Stock on May 29, 2014.  We have sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk.  Before making an investment decision, please read “Risk Factors” beginning on page S-5 of this prospectus supplement and any other risk factor included in our base prospectus and in the documents incorporated by reference into this prospectus supplement and base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

We have granted the underwriters a 45-day option to purchase up to _______ additional shares of common stock and/or additional warrants to purchase up to ______ additional shares of common stock from us at the offering price for each security, less underwriting discounts and commissions, to cover over-allotments, if any.

(1)	Per Share(1)	Per Warrant(1)	Total
Public offering price	$	$	$
Underwriting discounts and commissions (2)	$	$	$
Proceeds, before expenses, to us(3)	$	$	$

(1)	One share of common stock is being sold together with a warrant, with each warrant being exercisable for the purchase of ___ shares of common stock.
(2)	We have agreed to issue warrants to the underwriters and to reimburse the underwriters for certain expenses. See “Underwriting” on page S-20 of this prospectus for a description of these arrangements.
(3)	We estimate the total expenses of this offering will be approximately $______.

Sole Book Running Manager

Maxim Group LLC

The date of this prospectus supplement is June __, 2014.

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process.  Under this shelf registration statement process, we may from time to time offer to sell up to $30,000,000 of our shares of common stock, shares of preferred stock, warrants to purchase common shares, debt securities (not to exceed $10,000,000) and units consisting of shares of common stock, shares of preferred stock, warrants or debt securities or any combination of these securities in one or more transactions.

We provide information to you about this offering of our Common Stock and Warrants in two separate documents that are bound together:  (1) this prospectus supplement, which describes the specific details regarding this offering of shares of Common Stock and Warrants; and (2) the accompanying base prospectus dated June 5, 2014, included in our registration statement on Form S-3 (SEC File No. 333-196148), which provides general information regarding our shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or preferred stock, debt securities and units consisting of shares of common stock, shares of preferred stock, warrants or debt securities or any combination of these securities and other information some of which may not apply to this offering.  If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.  However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision.  You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”.  When we refer to this “prospectus”, we are referring to both this prospectus supplement and the base prospectus combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering.  We have not, and Maxim Group LLC has not, authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus.  You should not assume that the information contained in or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, “we,” “us,” “our,” and “the company,” refer to RiceBran Technologies and its subsidiaries, unless the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference in this prospectus.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, and any related free writing prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

We are a human food ingredient, nutritional supplement and animal nutrition company focused on value-added processing and marketing of healthy, natural and nutrient dense products derived from raw rice bran, an underutilized by-product of the rice milling industry.  Using our bio-refining business model, we apply our proprietary and patented technologies and intellectual properties to convert raw rice bran into numerous high value products including stabilized rice bran (SRB), rice bran oil, defatted rice bran, RiBalance (a complete rice bran nutritional package derived from further processing of SRB), RiSolubles (a highly nutritious, carbohydrate and lipid rich fraction of SRB), RiFiber (a fiber rich derivative of SRB), ProRyza rice bran protein-based products and a variety of other valuable derivatives extracted from these core products.  Our target markets are natural food, functional food, nutraceutical supplement and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

We were founded in 1998, and our principal executive offices are located at 6720 N. Scottsdale Road, Suite 390, Scottsdale, AZ 85253.  Our telephone number is (602) 522-3000.  Our website is located at www.ricebrantech.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

RECENT DEVELOPMENTS

On March 20, 2014 and May 19, 2014, we completed an initial and subsequent closing under a private placement offering (the Note Offering) whereby we issued convertible notes (Convertible Notes) in the aggregate principal amount of $6,148,412 and warrants for the purchase of up to 1,756,689 shares of common stock.  The Convertible Notes were due July 31, 2016, bore interest at 5% interest and were automatically convertible at a conversion price of $5.25 into 1,180,567 shares of common stock if shareholders approved an increase in our authorized shares of common stock.  The warrants have an exercise price of $5.25 per share and expire in five years from issuance.

On May 30, 2014, our shareholders approved an amendment to our articles of incorporation whereby the number of our authorized shares of common stock increased from 6,000,000 to 25,000,000.  As a result, the Convertible Notes issued in the Note Offering were automatically converted into 1,180,567 shares of common stock.  In addition, we issued shares of our common stock as follows to satisfy certain obligations:

•	1,554,734 shares of our common stock to certain warrant holders who agreed on November 13, 2013 to exchange their warrants to purchase 496,060 shares of common stock for the future issuance of shares of our common stock;

•	134,250 shares of our common stock to an investor in connection with the purchase of a $200,000 note on November 13, 2013 and an additional $300,000 note on November 26, 2013;

•	543,894 shares of our common stock to convert promissory notes (the H&N Notes) held by the former shareholders of H&N Distribution, Inc. (H&N) in connection with our acquisition of H&N on January 2, 2014.

The following table sets forth the impact of the above transactions on our capitalization on a pro forma basis, as if the transactions had occurred March 31, 2014.  The pro forma information below is for illustrative purposes and unaudited.

	March 31, 2014 Actual Unaudited	Private Placement Closing (1)	Reclassifi-cation of Derivate Warrant Liability to Equity (2)	Conversion of Notes Payable to Private Placement Investors (3)	Conversion of Notes Payable to Former H&N Share-holders (4)	March 31, 2014 Pro Forma Unaudited
	(in thousands except share amounts)
Debt, redeemable stock and warrant liabilities:
Senior revolving note, net of discount	$1,324	$-	$-	$-	$-	$1,324
Subordinated notes, net of discount	4,425	-	-	-	-	4,425
Convertible notes payable to former H&N shareholders, net of discount	2,384	-	-	-	(2,384)	-
Convertible notes payable to private placement investors, net of discount	-	-	-	-	-	-
Other debt	13,729	-	-	-	-	13,729
Manditorily redeemable common stock	72	-	-	-	-	72
Derivative warrant liabilities	5,121	2,031	(5,999)	-	-	1,153
Total debt, redeemable stock and warrant
liabilities	27,055	2,031	(5,999)	-	(2,384)	20,703

Temporary Equity	6,425	-	-	-	-	6,425

Equity (deficit) attributable to our shareholders:
Preferred stock	-	-	-	-	-	-
Common stock	228,785	-	8,902	6,198	3,911	247,796
Accumulated deficit	(221,306)	(926)	(2,903)	(6,198)	(1,527)	(232,860)
Accumulated other comprehensive loss	(2,032)	-	-	-	-	(2,032)
Total equity (deficit) attributable to our shareholders	5,447	(926)	5,999	-	2,384	12,904
Capitalization	$38,927	$1,105	$-	$-	$-	$40,032

Common shares outstanding	3,031,860					6,445,306

(1)	The fair value of the warrants issued in the May 19, 2014 closing of the Note Offering exceeded the $1.1 million of proceeds from the offering, net of expenses, resulting in a loss on the initial date of the transaction.
(2)	Certain warrants issued in the Note Offering were carried as derivative liabilities as of March 31, 2014, and at issuance on May 19, 2014, because we had an insufficient number of available authorized shares of common stock. As of May 30, 2014, when shareholders approved an increase in our authorized shares to 25,000,000 shares, we had sufficient shares available for these warrants to be classified in equity. We recorded an expense to increase the derivative warrant liabilities to their fair value and then transferred the derivative warrant liabilities to common stock.
(3)
The fair value of the warrants issued in the Note Offering exceeded the proceeds of the offerings, net of cash expenses.  As a result, we recorded discounts on the Convertible Notes equal to the face amount of the Convertible Notes.  When the Convertible Notes automatically converted on May 30, 2014 upon the increase in authorized shares, the discounts accreted to interest expense and we increased common stock for the face amount of the notes.

(4)	We increased equity for the fair value of the common stock issued in the conversion of the H&N Notes. The difference between the fair value of the common stock issued upon conversion of the H&N Notes and the carrying amount of the H&N Notes (including the related derivative warrant liability) was recorded in expense.

THE OFFERING

Securities offered by us
_____ shares of shares of Common Stock together with Warrants to purchase up to ___ shares of common stock at an exercise price of $__ per share.  The Warrants will be exercisable by the holders at any time following the date of the closing of the offering and will expire on the fifth anniversary of the closing of the offering.

Public Offering Price	$___ per Unit

Shares of Common Stock outstanding before this offering	6,445,306 shares

Shares of Common Stock to be outstanding after this offering	_____ shares (1)

Underwriter’s Over-Allotment Option Use of Proceeds
We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase up to ______ shares of common stock at a price, after the underwriting discount, of $___ per share and/or warrants to purchase up to ________ shares of common stock at a price, after the underwriting discount, of $_____ per warrant from us to cover over-allotments.

We intend to use a portion of the net proceeds of this offering for the following purposes:

•    Approximately $2,000,000 to $3,000,000 for additional capital contributions to Nutra SA for working capital at our operating subsidiary Irgovel;
•    Approximately $900,000 to payoff our senior revolving note holder; and
•    General working capital.

See ‘‘Use of Proceeds’’ on page S-16 of this prospectus supplement.

Risk Factors
Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

NASDAQ Capital Market
RIBT (Common Stock)

There is no established public trading market for the Warrants and we do not expect a market to develop.  In addition, we do not intend to apply for listing of the Warrants on NASDAQ Capital Market or on any other national securities exchange.

Lock-Up Agreements
In connection with our public offering in December 2013, we and each of our officers, directors, and certain existing stockholders agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock until December 12, 2014 without the prior written consent of Maxim Group LLC. The lock-up period may be reduced to six (6) months, with respect to 50% of the shares subject to the lock-up, if after the six (6) month anniversary of the closing of the public offering (i) the price per share of our common stock is trading at least two times the offering price of our common stock sold under this offering, and (ii) Maxim Group LLC grants a waiver, which waiver will not be unreasonably withheld.

Maxim Group LLC may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

(1)
The number of shares of Common Stock to be outstanding immediately after this offering as shown above is based on 6,445,306 shares of Common Stock outstanding as of the date of this prospectus, and assumes the sale of all Common Stock being offered pursuant to this prospectus supplement.  Unless otherwise indicated, the number of shares of Common Stock presented in this prospectus supplement excludes (i) 143,995 shares of Common Stock issuable upon exercise of stock options outstanding under our equity incentive plans; (ii) 4,168,928 shares of Common Stock issuable upon exercise of warrants outstanding; (iii) ___________ shares of common stock issuable upon exercise of the warrants to be received by the underwriters in connection with this offering, .and (iii) none of the Warrants being offered hereby being exercised.  ___________ shares of common stock issuable upon exercise of the warrants to be received by the underwriters in connection with this offering.

Except as otherwise indicated herein, all information in this prospectus assumes the underwriter does not exercise the over-allotment option and the warrants offered hereby are not exercised.
RISK FACTORS

An investment in our securities is subject to risks inherent to our business.  The material risks and uncertainties that management believes affect us are described below.  Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included or incorporated by reference in this prospectus supplement.  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties that we are not aware of or focused on or that we currently deem immaterial may also impair our business operations.  We also update risk factors from time to time in our periodic reports on Forms 10-K, 10-Q and 8-K which will be incorporated by reference to this prospectus.

If any of the following risks actually occur, our financial condition and results of operations could be materially and adversely affected.  If this were to happen, the value of our common stock could decline significantly, and you could lose all or part of your investment.

Risks Relating to Our Business

We have not yet achieved positive cash flows.

Our net cash used in operating activities was $5.2 million in 2013 and $4.8 million in 2012.  We may not be able to achieve revenue growth, profitability or positive cash flow, on either a quarterly or annual basis, and that profitability, if achieved, may not be sustained.  If we are unable to achieve or sustain profitability, we may not be financially viable in the future and may have to curtail, suspend, or cease operations, restructure existing operations to attempt to ensure future viability, or pursue other alternatives such as re-filing for bankruptcy, pursuing dissolution and liquidation, seeking to merge with another company, selling all or substantially all of our assets or raising additional capital through equity or debt financings.  Because of our recurring losses and negative cash flows from operations, the audit report of our independent registered public accountants on our consolidated financial statements contains an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We have generated significant losses since our inception in 2000, and losses in the future could cause the trading price of our stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flows.

Since we began operations in February 2000, we have incurred an accumulated deficit in excess of $200 million.  We may not be able to achieve profitable operations or maintain profitable operations if achieved.  If our losses continue, our liquidity may continue to be severely impaired, our stock price may fall and our shareholders may lose all or a significant portion of their investment.  If we are not able to attain profitability in the near future our financial condition could deteriorate further which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.  Further, we may be unable to pay our debt obligations as they become due, which include obligations to secured creditors.

We may need to raise additional funds through debt or equity financings in the future to achieve our business objectives and to satisfy our working capital obligations, which would dilute the ownership of our existing shareholders and possibly subordinate certain of their rights to the rights of new investors.

We may need to raise additional funds through debt or equity financings in order to complete our ultimate business objectives.  We also may choose to raise additional funds in debt or equity financings if they are available to us on reasonable terms to increase our working capital, strengthen our financial position or to make acquisitions.  Our board of directors has the ability, without seeking shareholder approval, to issue convertible debt and additional shares of common stock or preferred stock that is convertible into common stock for such consideration as the board of directors may consider sufficient, which may be at a discount to the market price.  Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing shareholders, which could be substantial.  Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our common stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our common stock in connection with an acquisition of us.  Such preferred shares, if authorized, might be granted rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our common stock.  Also, new investors may require that we and certain of our shareholders enter into voting arrangements that give them additional voting control or representation on our board of directors.

Any material weaknesses in our internal control over financing reporting in the future could adversely affect investor confidence, impair the value of our common stock and increase our cost of raising capital.

Any future failure to remedy deficiencies in our internal control over financial reporting that may be discovered or our failure to implement new or improved controls, or difficulties encountered in the implementation of such controls, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements.  Any such failure could, in turn, affect the future ability of our management to certify that internal control over our financial reporting is effective.  Inferior internal control over financial reporting could also subject us to the scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in our reported financial information and could subject us to civil or criminal penalties or shareholder litigation, which could have an adverse effect on our results of operations and the trading price of our common stock.

In addition, if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our share price.  Furthermore, deficiencies could result in future non-compliance with Section 404 of the Sarbanes-Oxley Act of 2002.  Such non-compliance could subject us to a variety of administrative sanctions, including review by the SEC or other regulatory authorities.

There are significant market risks associated with our business.

We have formulated our business plan and strategies based on certain assumptions regarding the size of the rice bran market, our anticipated share of this market, the estimated price and acceptance of our products and other factors.  These assumptions are based on our best estimates, however our assessments may not prove to be correct.  Any future success may depend upon factors including changes in the dietary supplement industry, governmental regulation, increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including costs of rice bran, production, supplies, personnel, equipment, and reduced margins caused by competitive pressures.  Many of these factors are beyond our control.

We may face difficulties integrating businesses we acquire.

As part of our strategy, we expect to review opportunities to buy other businesses or technologies, such as the acquisition of H&N Distribution, Inc. now operating as Healthy Natural, Inc. (H&N) that was completed on January 2, 2014, that would complement our current products, expand the breadth of our markets or enhance technical capabilities, or that may otherwise offer growth opportunities.  The H&N acquisition and other acquisitions involve numerous risks, including:

•	problems combining the purchased operations, technologies or products;
•	unanticipated costs;
•	diversion of management’s attention from our core business;
•	adverse effects on existing business relationships with suppliers and customers;
•	risks associated with entering markets in which we have no or limited prior experience;
•	potential loss of key employees of purchased organizations;
•	problems combining the purchased operations, technologies or products;
•	unanticipated costs;
•	diversion of management’s attention from our core business;
•	adverse effects on existing business relationships with suppliers and customers;
•	risks associated with entering markets in which we have no or limited prior experience; and
•	potential loss of key employees of purchased organizations.

We have significant foreign operations and there are inherent risks in operating overseas.

An important component of our business strategy is to market and sell our products internationally.  A possible component of that strategy could involve building rice bran stabilization and rice bran oil facilities in foreign countries.  For example, we have an operation in Brazil which manufactures rice bran oil.  There are risks in operating facilities in foreign countries because, among other reasons, we may be unable to attract sufficient qualified personnel, intellectual property rights may not be enforced as we expect, and legal rights may not be available as contemplated.  Should any of these risks occur, our ability to expand our foreign operations may be materially limited and we may be unable to maximize the output from these facilities and our financial results may decrease from our anticipated levels.  The inherent risks of international operations could materially adversely affect our business, financial condition and results of operations.  The types of risks faced in connection with international operations and sales include, among others:

•	cultural differences in the conduct of business;
•	fluctuations in foreign exchange rates;
•	greater difficulty in accounts receivable collection and longer collection periods;
•	challenges in obtaining and maintaining financing;
•	impact of recessions in economies outside of the United States;
•	reduced or obtainable protection for intellectual property rights in some countries;
•	unexpected changes in regulatory requirements;
•	tariffs and other trade barriers;
•	political conditions in each country;
•	management and operation of an enterprise spread over various countries;
•	the burden and administrative costs of complying with a wide variety of foreign laws; and
•	currency restrictions.

Brazilian economic, political and other conditions, and Brazilian government policies or actions in response to these conditions, may negatively affect our business and results of operations.

The Brazilian economy has historically been characterized by interventions by the Brazilian government and unstable economic cycles.  The Brazilian government has often changed monetary, taxation, credit, tariff and other policies to influence the course of Brazil’s economy.  For example, the government’s actions to control inflation have at times involved setting wage and price controls, blocking access to bank accounts, imposing exchange controls and limiting imports into Brazil.  We have no control over, and cannot predict, what policies or actions the Brazilian government may take in the future.

Our Brazilian segment’s business, results of operations, financial condition and prospects may be adversely affected by, among others, the following factors:

•	exchange rate movements;
•	exchange control policies;
•	expansion or contraction of the Brazilian economy, as measured by rates of growth in GDP;
•	inflation;
•	tax policies;
•	other economic political, diplomatic and social developments in or affecting Brazil;
•	interest rates;
•	energy shortages;
•	liquidity of domestic capital and lending markets;
•	changes in environmental regulation; and
•	social and political instability.

Our interests in Nutra SA are subject to certain drag along rights and we may receive little or no proceeds from such sale.

The minority investors in Nutra SA have the right to force the sale of all Nutra SA assets after the earlier of January 1, 2015, or upon the failure to process a certain level of rice bran in the second and third quarters of 2014.  Should the Investors desire to sell 100% of Nutra SA to a third party, we are obligated to cooperate in the negotiation and sale of Nutra SA in accordance with the terms of such sale as agreed to thereby.  In the event of a sale, the minority investors in Nutra SA are entitled to a preferential return of any proceeds received from the sale of Nutra SA in an amount equal to 2.3 times such investors' unreturned capital which will be distributed first to such investors until the preferential return has been paid in full.  The unreturned capital balance for the Investors as of the date of this prospectus is $14.3 million.  Because of these drag along rights, we will only receive a certain portion of the proceeds if the sales proceeds are greater than the amount of such preferential return, and it is possible that we will receive no or little proceeds from the sale of Nutra SA.

Irgovel has certain financial and operating performance obligations which if not met may lead to us losing management control over Irgovel.

Under the limited liability company agreement for Nutra SA, as amended, Irgovel must satisfy certain financial performance requirements in order for us to maintain control over Irgovel.  These financial performance requirements include Irgovel's satisfaction of revenue, earnings and net debt targets described in the membership interest purchase agreement, as amended.  In addition, Irgovel must meet certain minimum processing targets beginning in the second quarter of 2014 and achieve EBITDA of at least $4.0 million beginning in 2015.  If Irgovel fails to meet these financial requirements, we could lose management control over Irgovel's operations, and management control would transfer to the minority investors in Nutra SA.  Any such change in management control would cause us to no longer consolidate Irgovel's financial results with our financial results.  Instead, we would be required to account for Irgovel as an equity investment on our balance sheets which may negatively impact our share price.

The recently completed capital expansion project and temporary shut down at our Irgovel facility could adversely affect our business, financial condition or results of operations.

Irgovel has just completed a capital expansion project involving installation of new equipment and improvements to existing infrastructure.  As a result of the project, the Irgovel facility was shut down approximately ten weeks in the first quarter of 2014, while certain new equipment was brought on line.  Where possible, we stockpiled certain inventory for sale during the period the plant was shut down.  However, this inventory was not adequate to timely fulfill all outstanding orders during this period.  Subsequent restart expenses and raw bran purchasing requirements may adversely affect our operating results and working capital needs as these events occur.

The installation of new equipment at the Irgovel facility involves significant uncertainties.  For example, our new equipment may not perform as expected or may differ from design and/or specifications.  If we are required to redesign or modify the equipment to ensure that it performs as expected, we may need to further shut down the facility until the equipment has been redesigned or modified as necessary.  Any of the foregoing risks associated with the capital expansion project could lead to lower revenues or higher costs or otherwise have a negative impact on our future results of operations and financial condition.

Our business could be affected adversely by labor disputes, strikes or work stoppages in Brazil.

All of the employees at our Irgovel facility in Brazil are represented by a labor union and are covered by a collective bargaining agreement.  As a result, we are subject to the risk of labor disputes, strikes, work stoppages and other labor-relations matters.  Our collective bargaining agreement in Brazil has a one-year term and requires that we provide wage adjustments each year. We may be unable to negotiate new collective bargaining agreements on similar or more favorable terms and may experience work stoppages or other labor problems in the future.  We could experience a disruption of our operations or higher ongoing labor costs, which could have a material adverse effect on our operating results and financial condition, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation or shortages and reduced revenues and net income.

Fluctuations in foreign currency exchange could adversely affect our financial results.

We earn revenues, pay expenses, own assets and incur liabilities in countries using currencies other than the U.S. Dollar, including primarily the Brazilian Real.  Currently, a significant portion of our revenues and expenses occur in our Brazilian subsidiary, Irgovel.  Because our consolidated financial statements are presented in U.S. Dollars, we must translate revenues, income and expenses, as well as assets and liabilities, into U.S. Dollars at exchange rates in effect historically, during or at the end of each reporting period.  Therefore, increases or decreases in the value of the U.S. Dollar against the Brazilian Real and any other currency which affects a material amount of our operations, will affect our revenues, cost of sales, gross profit (loss), operating expenses, or other income and expenses and the value of balance sheet items denominated in foreign currencies.  These fluctuations may have a material adverse effect on our financial results.  Disruptions in financial markets may result in significant changes in foreign exchange rates in relatively short periods of time which further increases the risk of an adverse currency effect.  Since we plan to expand our international operations, we will likely increase our exposure to foreign currency risks.  We do not hedge our currency risk, and do not expect to, as currency hedges are expensive and do not necessarily reduce the risk of currency fluctuations over longer periods of time.

We depend on a limited number of customers.

In the USA segment, three customers accounted for 38% of segment revenues and the top ten customers accounted for 61% of segment revenues in 2013.  As of December 31, 2013, the top ten customers in the USA segment accounted for 59% of segment accounts receivable.

In the Brazil segment, three customers accounted for 35% of 2013 segment revenues and our top ten customers accounted for 53% of 2013 segment revenues.  As of December 31, 2013, the top ten customers accounted for 68% of Brazil segment accounts receivable.

We are dependent upon the continued growth, viability and financial stability of our customers. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues.  Consolidation among our customers may further reduce the number of customers that generate a significant percentage of our revenues and expose us to increased risks relating to dependence on a small number of customers.  A significant reduction in sales to any of our customers or a customer could have a material adverse effect on our results of operations.

The inability of our significant customers to meet their obligations to us may adversely affect our financial results.

We currently depend on a limited number of customers.  This results in a concentration of credit risk with respect to our outstanding accounts receivable.  We consider the financial strength of the customer, the remoteness of the possible risk that a default event will occur, the potential benefits to our future growth and development, possible actions to reduce the likelihood of a default event and the benefits from the transaction before entering into a large credit limit for a customer.  Although we analyze these factors, the ultimate collection of the obligation from the customer may not occur.  Although we continue to expand our customer base in an attempt to mitigate the concentration of credit risk, the writing off of an accounts receivable balance could have an adverse effect on our results of operations.  Financial instruments that potentially subject us to concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Historically, we have not experienced any loss of our cash and cash equivalents, but we have experienced losses to our trade receivables.

We may encounter difficulties in maintaining relationships with distributors and customers while enforcing our credit policies.

We define credit risk as the risk of loss from obligors or counterparty default.  Our credit risks arise from both distributors and consumers.  Many of these risks and uncertainties are beyond our control.  Our ability to forecast future trends and spot shifts in consumer patterns or behavior even before they occur are vital for success in today’s economy.  In managing risk, our objective is to protect our profitability, but also to protect, to the extent we can, our ongoing relationships with our distributors and customers.  However, as part of our credit risk policies, we occasionally must, among other things, cancel, reduce credit limits and place cash only requirements for certain questionable accounts.  These credit risk policies may negatively impact our relationships with our distributors and customers, which could adversely affect our results of operations.

We rely upon a limited number of product offerings.

The majority of the products that we sell are based on, or include, SRB produced at our US facilities and RBO extracted at Irgovel.  A decline in the market demand for our SRB and RBO products or the products of other companies utilizing our SRB and RBO products, would have a significant adverse impact on us.

Our ability to generate sales is dependent upon our ability to continue our ongoing marketing efforts to raise awareness of our products and benefits of rice bran products generally.

We are dependent on our ability to market products to animal food producers, food manufacturers, mass merchandisers and health food retailers, and to other companies for use in their products.  We must increase the level of awareness of dietary supplements in general and our products in particular.  We will be required to devote substantial management and financial resources to these marketing and advertising efforts and such efforts may not be successful.

Our ability to adapt to sudden increases in demand of our product is limited by an adequate supply of raw rice bran and our ability to find additional facilities for production.

Many of our current products depend on our proprietary technology using raw rice bran, which is a by-product from milling paddy rice to white rice.  In the USA segment, our ability to manufacture SRB is currently limited to the production capability of our equipment located at our two suppliers’ rice mills in California and our own plant located adjacent to our supplier in Mermentau, Louisiana.  We manufacture Stage II product in the USA segment, only at our facility in Dillon, Montana.  In our Brazil segment, we rely on multiple sources to supply adequate raw rice bran to support production of RBO and DRB at our facility in Pelotas, Brazil.  If demand for our products were to increase dramatically in the future, we would need additional production capacity which may take time and may expose us to additional long term operating costs.

We may not be able to continue to secure adequate sources of raw rice bran to meet our future demand.  Since rice bran has a limited shelf life, the supply of rice bran is affected by the amount of rice planted and harvested each year.  If economic or weather conditions adversely affect the amount of rice planted or harvested, the cost of rice bran products that we use may increase.  We are not always able to immediately pass cost increases to our customers and any increase in the cost of SRB products could have an adverse effect on our results of operations.

We face competition from other companies that produce bran, grains and other alternative ingredients with similar benefits as our products.

Competition in our targeted industries, including nutraceuticals, functional food ingredients, rice bran oils, animal feed supplements and companion pet food ingredients is vigorous, with a large number of businesses engaged in the various industries.  Many of our competitors have established reputations for successfully developing and marketing their products, including products that incorporate bran from other cereal grains and other alternative ingredients that are widely recognized as providing similar benefits as rice bran.  In addition, many of our competitors have greater financial, managerial, and technical resources than we do.  If we are not successful in competing in these markets, we may not be able to attain our business objectives.

We must comply with our contractual obligations.

We have numerous ongoing contractual obligations under various purchase, sale, supply, production and other agreements which govern our business operations.  We also have contractual obligations which require ongoing payments such as various debt agreements and lease obligations and the agreement of Irgovel to pay tax obligations to the Brazilian government.  While we seek to comply at all times with these obligations, we may not be able to comply with the terms of all contracts during all periods of time, especially if there are significant changes in market conditions or our financial condition.  If we are unable to comply with our material contractual obligations, there likely would be a material adverse effect on our financial condition and results of operations.

We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints both domestically and abroad and our failure to comply with these laws, regulations and constraints could lead to the imposition of significant penalties or claims, which could harm our financial condition and operating results.

In both the U.S. and foreign markets, the formulation, manufacturing, packaging, labeling, distribution, sale and storage of our products are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints.  Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at all levels of government in foreign jurisdictions.  The dietary supplement and cosmetic industries are subject to considerable government regulation, both as to efficacy as well as labeling and advertising.  We are subject to regulation by one or more federal agencies including the U.S. Food and Drug Administration (FDA), the U.S. Federal Trade Commission (FTC), and the U.S. Department of Agriculture (USDA), state and local authorities and foreign governmental agencies including the Brazilian National Health Surveillance Agency.  In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may negatively impact the marketing of our products, resulting in significant loss of sales revenues.  Our failure to comply with these current and new regulations could lead to the imposition of significant penalties or claims, limit the production or marketing of any non-compliant products or advertising and could negatively impact our business.

We may be subject to product liability claims and product recalls.

We sell food and nutritional products for animal and human consumption, which involves risks such as product contamination or spoilage, product tampering and other adulteration of food products.  We may be subject to liability if the consumption of any of our products causes injury, illness or death.  We maintain a product liability policy for $5.0 million per year in the aggregate.  In addition, we may voluntarily recall products in the event of contamination or damage.  A significant product liability judgment or a widespread product recall may cause a material adverse effect on our financial condition.  Even if a product liability claim is unsuccessful, there may be negative publicity surrounding any assertion that our products caused illness or injury which could adversely affect our reputation with existing and potential customers.

Many of the risks of our business have only limited insurance coverage and many of our business risks are uninsurable.

Our business operations are subject to potential product liability, environmental, fire, employee, manufacturing, shipping and other risks.  Although we have insurance to cover some of these risks, the amount of this insurance is limited and includes numerous exceptions and limitations to coverage.  In the event we were to suffer a significant uninsured claim, our financial condition would be materially and adversely affected.

Our success depends in part on our ability to obtain, enforce and protect our patents, licenses and other intellectual property rights for our products and technology.

Our success is dependent upon our ability to protect and enforce the patents, trade secrets and trademarks that we have and to develop and obtain new patents and trademarks for future processes, machinery, compounds and products that we develop.  The process of seeking patent protection may be long and expensive, and patents might not be issued or not be broad enough in scope.  We may not be able to protect our technology adequately, and our competition may be able to develop similar technology that does not infringe or encroach upon any of our rights.

Except for a letter received by us on April 9, 2014 asserting infringement claims on our trademark ProRyza which we intend to vigorously defend, there currently are no claims or lawsuits pending or threatened against us regarding possible infringement claims, but infringement claims by third parties, or claims for indemnification resulting from infringement claims, could be asserted in the future or that such assertions, if proven to be accurate, could have a material adverse effect on our business, financial condition and results of operations.  In the future, litigation may be necessary to enforce our patents, to protect our trade secrets or know-how or to defend against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others.  Any litigation could result in substantial cost and diversion of our efforts and other resources, which could have a material adverse effect on our financial condition and results of operations.  Adverse determinations in any litigation could result in the loss of our proprietary rights, subjecting us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from manufacturing or selling our systems, any of which could have a material adverse effect on our financial condition and results of operations.  A license under a third party's intellectual property rights might not be available to us on reasonable terms, if at all.

We are dependent on key employees.

Our success depends upon the efforts of our top management team and certain other key employees, including the efforts of John Short (chief executive officer), Dale Belt (chief financial officer), Mark McKnight (senior vice president of contract manufacturing), and Robert Smith, PhD (senior vice president of sales and business development).  Although we have written employment agreements with our CEO and CFO, such individuals could die, become disabled, or resign.  In addition, our success is dependent upon our ability to attract and retain key management persons for positions relating to the marketing and distribution of our products.  We may not be able to recruit and employ such executives at times and on terms acceptable to us.  Also, volatility, lack of positive performance in our stock price and changes in our overall compensation program, including our equity incentive program, may adversely affect our ability to retain such key employees.

Compliance with corporate governance and public disclosure regulations may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new regulations issued by the SEC, such as Dodd-Frank, are creating uncertainty for companies.  In order to comply with these laws, we may need to invest substantial resources to comply with evolving standards, and this investment would result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our officers and directors have limited liability and have indemnification rights.

Our articles of incorporation and bylaws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer’s or director’s respective managerial capacity, unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

Risks Relating to this Offering

We may allocate net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section entitled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” section for additional information.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock by our stockholders and warrant or option holders following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. In addition, in the past, we issued options and warrants to acquire shares of common stock and may need to do so in the future to support our operations. To the extent these options and/or warrants are ultimately exercised, you will sustain future dilution.

Holders of warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Sales of a significant number of shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock.

Sales of a substantial number of shares of common stock in the public markets could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities.  We cannot predict the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on the NASDAQ Capital Market nor any other securities exchange.  Without an active market, the liquidity of the Warrants will be limited.

Risks Relating to Our Stock

Our stock price is volatile.

The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future.  The market price of the common stock may continue to fluctuate in response to a number of factors, including:

•	announcements of new products or product enhancements by us or our competitors;
•	fluctuations in our quarterly or annual operating results;

•	developments in our relationships with customers and suppliers;
•	our ability to obtain financing;
•	the loss of services of one or more of our executive officers or other key employees;
•	announcements of technological innovations or new systems or enhancements used by us or our competitors;
•	developments in our or our competitors’ intellectual property rights;
•	adverse effects to our operating results due to impairment of goodwill;
•	failure to meet the expectation of securities analysts’ or the public;
•	general economic and market conditions;
•	our ability to expand our operations, domestically and internationally;
•	the amount and timing of expenditures related to any expansion;
•	litigation involving us, our industry or both;
•	actual or anticipated changes in expectations by investors or analysts regarding our performance; and
•	price and volume fluctuations in the overall stock market from time to time.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company.  Our stock price is volatile and we have been the target of shareholder litigation.  Any shareholder litigation brought against us in the future could result in substantial costs and divert our management’s attention and resources from our business.

We have significant “equity overhang” which could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of equity securities.

In addition to the Common Stock and Warrants offered under this Prospectus, as of the date of this prospectus, we had 6,445,306 shares of common stock outstanding and 4,312,923 shares of our common stock were issuable upon exercise of outstanding options and warrants.  The possibility that substantial amounts of our common stock may be sold by investors or the perception that such sales could occur, often called "equity overhang," could adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of equity securities in the future.  The issuance of the additional shares upon an increase in our authorized shares of common stock would significantly increase the amount of our common stock outstanding and the amount of the equity overhang.

The impacts of antidiluton provisions in certain warrants may dilute current shareholders.

As of the date of this prospectus, we had 426,489 shares of common stock issuable upon exercise of outstanding warrants that contain antidilution provisions, with a current exercise price of $5.24.  These antidilution provisions cause the exercise prices and conversion prices of the warrants to decrease automatically if we issue shares of our common stock or securities convertible into shares of our common stock at prices below the exercise price of these warrants.  These adjustments automatically cause the number of shares issuable upon exercise of these warrants to proportionately increase.  Any such adjustment could materially dilute the holders of our common stock.

The authorization and issuance of preferred stock may have an adverse effect on the rights of holders of our common stock.

Our board of directors, without further action or vote by holders of our common stock, has the right to establish the terms, preference, rights and restrictions and issue shares of preferred stock.  The terms of any series of preferred stock could be issued with terms, rights, preferences and restrictions that could adversely affect the rights of holders of our common stock and thereby reduce the value of our common stock.  The designation and issuance of preferred stock favorable to current management or shareholders could make it more difficult to gain control of our board of directors or remove our current management and may be used to defeat hostile bids for control which might provide shareholders with premiums for their shares.  We have designated and issued five series of preferred stock, no shares of which remain outstanding.  We may issue additional series of preferred stock in the future.

If we fail to comply with the continuing listing standards of The NASDAQ Capital Market, our securities could be delisted.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT”, and we also have outstanding warrants listed on the NASDAQ Capital Market under the symbol “RIBTW”.  For our common stock and public warrants to continue to be listed on the NASDAQ Capital Market, we must meet the current NASDAQ Capital Market continued listing requirements.  If we were unable to meet these requirements our common stock and public warrants could be delisted from the NASDAQ Capital Market.  If our securities were to be delisted from the NASDAQ Capital Market, our securities could continue to trade on the over-the-counter bulletin board following any delisting from the NASDAQ Capital Market, or on the Pink Sheets, as the case may be.  Any such delisting of our securities could have an adverse effect on the market price of, and the efficiency of the trading market for our securities, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any.  Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

We have never paid cash dividends.

We have never paid any cash dividends on our common stock and do not intend to pay cash dividends in the future.  Instead, we intend to apply earnings, if any, to the expansion and development of our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements reflect our current view about future plans, intentions or expectations.  These forward-looking statements may be included herein or incorporated by reference in this prospectus supplement and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may”, “will”, “should”, “expect”, “scheduled”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “aim”, “potential”, or “continue” or the negative of those terms or other comparable terminology.  These forward-looking statements are subject to risks, uncertainties and assumptions about us.  Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement are set forth in this prospectus supplement under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus supplement under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business.  These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements.  We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.  You should read this prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.  We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Assuming gross proceeds from the sale of _____ shares of Common Stock and Warrants and expenses associated with the offering of sales commissions of $_____ and other expenses of the offering of $_______, our estimated net proceeds from the offering will be approximately $_______.

We intend to use the net proceeds from this offering for the following purposes:

•	Approximately $2,000,000 to $3,000,000 for additional capital contributions to Nutra SA for working capital at our operating subsidiary Irgovel;
•	Approximately $900,000 to payoff our senior revolving note. The senior revolving note must paid in full by October 15, 2015 and accrues interest at the rate of 12% per year. Various other fees under the senior revolving note facility agreement average approximately 7% of average borrowings per year. During 2013, we borrowed $2.8 million under the senior revolving note in three tranches. The proceeds net of cash expenses totaled $2.5 million and were used to (i) pay down $0.4 million of debt, (ii) fund $0.9 million of investments in Nutra SA and (iii) for general corporate purposes.

The remaining net proceeds will be used for working capital and other general corporate purposes.

The allocation of the net proceeds of the offering set forth above represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.

The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

•	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities;

•	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or

•	if strategic opportunities of which we are not currently aware present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Pending such uses, we intend to invest the net proceeds of this offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2014, as follows:

•	on an unaudited pro forma basis reflecting the transactions described in the section of this prospectus entitled “Recent Developments”; and
•
on an as adjusted basis assuming that an aggregate of ___ shares of Common Stock which are sold at a price of $___ per share for aggregate proceeds of $____ less commission of $___ and estimated aggregate offering expenses of $______.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time.

	March 31, 2014
	Unaudited Pro Forma (1)	Unaudited Pro Forma (2)
	(in thousands except share amounts)
Debt, redeemable stock and warrant liabilities:
Senior revolving note, net of discount	$1,324
Subordinated notes, net of discount	4,425
Other debt	13,729
Manditorily redeemable common stock	72
Derivative warrant liabilities	1,153
Total debt, redeemable stock and warrant liabilities	20,703

Temporary Equity	6,425

Equity (deficit) attributable to our shareholders:
Preferred stock	-	-
Common stock	247,796
Accumulated deficit	(232,860)
Accumulated other comprehensive loss	(2,032)
Total equity (deficit) attributable to our shareholders	12,904
Capitalization	$40,032	$-

Common shares outstanding	6,445,306

(1) Amounts are on an unaudited pro forma basis reflecting the transactions described in the section of this prospectus entitled “Recent Developments”.

(2) Amounts are on an as adjusted basis assuming that an aggregate of ___ shares of Common Stock which are sold at a price of $___ per share for aggregate proceeds of $____ less commission of $___ and estimated aggregate offering expenses of $______.

The above discussion and table do not include the following:

•	143,995 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $22.80 per share, under our equity incentive plans;
•	4,168,928 shares of common stock issuable upon exercise of outstanding warrants, with current exercise prices ranging from $5.24 per share to $46.80 per share. Warrants for 426,489 of these shares contain anti-dilution provisions that cause the exercise price to decrease automatically if we issue shares of our common stock or securities convertible into shares of our common stock at prices below $5.24;
•	___________ shares of common stock issuable upon exercise of the Warrants issued to the public in connection with this offering; and
•	___________ shares of common stock issuable upon exercise of the warrants to be received by the underwriters in connection with this offering.

DESCRIPTION OF SECURITIES

In this offering, we are offering _____ shares of Common Stock, together with a Warrant to purchase up to ___ shares of our Common Stock at an exercise price of $___ per share of Common Stock.  This prospectus supplement also relates to the offering of ____ shares of Common Stock issuable upon exercise, if any, of the Warrants.

Common Stock

A description of the shares of Common Stock we are offering pursuant to this prospectus supplement is set forth under the heading "Description of Capital Stock", starting on page 4 of the accompanying base prospectus.  As of the date of this prospectus, we had 6,445,306 shares of Common Stock outstanding.

Warrants

You should review a copy of the form of Warrant which has been filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the Warrants.  The following is a brief summary of the Warrants and is subject in all respects to the provisions contained in the Warrants.

Exercisability

Holders may exercise the Warrants beginning on the date of original issuance and at any time up to the date that is five years after such date of issuance.  The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise.

Exercise Price

The exercise price per share of Common Stock purchasable upon exercise of the Warrants is $___ per share of Common Stock being purchased.  The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Subsequent Rights Offerings

 If, at any time while the warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, warrants, securities or other property, then the holders of the warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

Transferability

Subject to applicable securities laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Limitations on Exercise

The number of warrant shares that may be acquired by any holder upon any exercise of the warrant shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon not less than 61 days’ prior written notice to the Company.

Exchange Listing

We do not plan on making an application to list the Warrants on the NASDAQ Capital Market or on any other national securities exchange or nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

We have agreed not to (i) issue, enter into any agreement to issue, or announce the issuance of any Common Stock or securities convertible into or exercisable for Common Stock or (ii) enter into certain variable rate transactions, in each case for a period of __ trading days from the date of the underwriting agreement.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC acting as the sole book-running manager and sole representative for the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares of common stock and warrants to purchase common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter

Number of Shares
Maxim Group LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares and warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares and warrants offered by this prospectus if any such shares and warrants are taken, other than those shares and warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase up to ______ shares of common stock at a price, after the underwriting discount, of $___ per share and/or warrants to purchase up to ________ shares of common stock at a price, after the underwriting discount, of $_____ per warrant from us to cover over-allotments. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or warrants to purchase common stock.

Commission and Expenses

The representative of the underwriters has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $___ per share.  The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of $___ per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table summarizes the public offering price and the underwriting discounts and commissions on the shares sold by the underwriters in this offering.

	Per Share(1)	Total
Public Offering Price
Underwriting discounts and commissions

(1)	The fees do not include the underwriter’s warrants or expense reimbursement described below.

We have agreed to reimburse Maxim Group LLC for certain out-of-pocket expenses incurred by them with respect to this offering, including but not limited to the fees and disbursements of its counsel, up to a maximum of $50,000.  We estimate that expenses payable by us in connection with the offering, other than the underwriting discounts and commissions and the expense reimbursement referred to above, will be approximately $_________.

We have also agreed to pay the underwriters (i) a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this offering and (ii) warrants (the Underwriter's Warrants) to purchase that number of shares of our common stock equal to up to 6% of the aggregate number of shares of our common stock sold in the offering. The Underwriter's Warrants will be exercisable at any time and from time to time, in whole or in part, during a period commencing nine months from the effective date of this prospectus, and will expire five years after such date. The Underwriter's Warrants will be exercisable at a price equal to 125% of the public offering price. The Underwriter's Warrants and the securities underlying the Underwriter's Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Maxim or its permitted assignees under this Rule 5110(g)(1) shall not sell, transfer, assign, pledge or hypothecate the Underwriter's Warrants or the securities underlying the Underwriter's Warrants, nor engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter's Warrants or the securities underlying the Underwriter's Warrants, for a period of 180 days from the effective date of the registration statement, except that they may be assigned, in whole or in part, as specifically set forth in the Underwriting Agreement. The Underwriter's Warrants will provide for cashless exercise, "piggyback" registration rights for five years from the effective date of the registration statement and customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. The Underwriter's Warrants will further provide for one-time demand registration rights of the sale of the underlying securities.

In addition, Maxim has entered into an engagement agreement with us for certain consulting and advisory services and will receive fees of $5,000 per month from July through the termination of the agreement. Of this amount, $15,000 will be deemed compensation related to this offering by FINRA pursuant to Rule 5110.  In addition, the advisory agreement provides for Maxim to have a right of first refusal for twelve months to participate in any future financing.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Market Standoff

We have agreed not to (i) issue, enter into any agreement to issue, or announce the issuance of any Common Stock or securities convertible into or exercisable for Common Stock or (ii) enter into certain variable rate transactions, in each case for a period of __ trading days from the date of the underwriting agreement.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the one or more underwriters of this offering or by their affiliates.  Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more Common Stock and Warrants than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares Common Stock or Warrants over-allotted by the underwriters is not greater than the number of shares of Common Stock or Warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock or warrants involved is greater than the number of shares Common Stock or Warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock and/or Warrants, or reduce any short position by bidding for, and purchasing, Common Stock and/or Warrants in the open market.  Since the Warrants will not be listed and are not expected to trade, the underwriters cannot purchase the warrants in the open market and, as a result, the underwriters cannot and will not enter into naked short positions.

In connection with the offering the underwriters may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of shares of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of Common Stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market.  Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock.  In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

We are not listing the Warrants on the NASDAQ Capital Market or an exchange of any trading system and we do not expect that a market for the Warrants will develop.

EXPENSES

The following are the estimated expense of the issuance and distribution of the Common Stock and Warrants in this offering, other than the underwriting discount, all of which will be paid by us.

SEC registration fee	$2,400
FINRA filing fee	5,000
NASDAQ Capital Market additional listing fee	0
Legal fees and expenses	80,000
Accounting fees and expenses	20,000
Miscellaneous	5,000
Total	$112,400

*The SEC registration fee of $3,864 and the FINRA filing fee of $8,000 covering all of the securities being offered under the registration statement on Form S-3 (File No. 333-196541) file with the SEC with an effective date of June 17, 2014, of which this prospectus supplement forms part, was previously paid.  We allocate the cost of these fees on an approximately pro-rata basis with each offering.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin Law Corporation.  Maxim Group LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013, incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014 and as amended on April 30, 2014;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 15, 2014;
•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2014, January 10, 2014, March 21, 2014, May 21, 2014, June 3, 2014 and June 13, 2014; and
•	Our definitive proxy statement on Schedule 14A filed on April 18, 2014 for our special meeting of shareholders held on May 30, 2014.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Requests for such copies should be directed to our Corporate Secretary at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, AZ, Telephone (602) 522-3000.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (Securities Act), with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.ricebrantech.com.  You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Prospectus

RICEBRAN TECHNOLOGIES

$30,000,000.00
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

From time to time, we may offer up to $30,000,000.00 of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities (which will not exceed $10,000,000.00) and/or units consisting of common stock, preferred stock, warrants and debt securities or any combination of these securities, in one or more transactions.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus.  You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT.”  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.  The aggregate market value of our outstanding common stock held by non-affiliates was approximately $31,125,615 based on 6,445,306 shares of outstanding common stock, of which 1,196,467 shares are held by affiliates, and a price of $5.93 per share, which was the last reported sale price of our common stock as quoted on NASDAQ Capital Market on June 4, 2014.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 17, 2014.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events concerning our business and to our future revenues, operating results and financial condition.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue,” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.  Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks.  There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2013 and our Form 10-Q for the quarterly period ended March 31, 2014, all filed with the SEC, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.  You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities and/or units consisting of common stock, preferred stock, warrants and debt securities or any combination of these securities, in one or more transactions and in amounts we will determine from time to time, up to a total dollar amount of $30,000,000.00 (except for debt securities which will not exceed $10,000,000.00).

This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities.  This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.  If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.  We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “RBT” or the “Company”, refer to RiceBran Technologies, its subsidiaries and predecessors.

ABOUT RICEBRAN TECHNOLOGIES

We are a human food ingredient, nutritional supplement and animal nutrition company focused on value-added processing and marketing of healthy, natural and nutrient dense products derived from raw rice bran, an underutilized by-product of the rice milling industry.  Using our bio-refining business model, we apply our proprietary and patented technologies and intellectual properties to convert raw rice bran into numerous high value products including stabilized rice bran (SRB), rice bran oil, defatted rice bran, RiBalance (a complete rice bran nutritional package derived from further processing of SRB), RiSolubles (a highly nutritious, carbohydrate and lipid rich fraction of SRB), RiFiber (a fiber rich derivative of SRB), ProRyza rice bran protein-based products and a variety of other valuable derivatives extracted from these core products.  Our target markets are natural food, functional food, nutraceutical supplement and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

We were founded in 1998, and our principal executive offices are located at 6720 N. Scottsdale Road, Suite 390, Scottsdale, AZ 85253.  Our telephone number is (602) 522-3000.  Our website is located at www.ricebrantech.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.ricebrantech.com.  You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014 and as amended on April 30, 2014;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 15, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2014, January 10, 2014, March 21, 2014, May 21, 2014 and June 3, 2014; and

•	Our definitive proxy statement on Schedule 14A filed on April 18, 2014 for our special meeting of shareholders held on May 30, 2014.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Requests for such copies should be directed to our Corporate Secretary at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, AZ, Telephone (602) 522-3000.

RISK FACTORS

Investing in our securities involves significant risks.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein.  Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.  Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, shares of our common stock, shares of our preferred stock, warrants to purchase common stock or preferred stock, debt securities or units to purchase shares of common stock, preferred stock, warrants, debt securities or a combination of these securities, under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  This prospectus provides you with a general description of the securities we may offer.  See “Description of Capital Stock,” “Description of Warrants,” “Description of Debt Securities” and “Description of Units” below.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and the bylaws.  These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 25,000,000 shares of common stock, no par value, and 20,000,000 shares of Preferred Stock, no par value, of which 3,000,000 shares are designated Series A Preferred Stock, 25,000 shares are designated Series B preferred Stock, 25,000 shares are designated Series C Preferred Stock, 10,000 shares are designated Series D Preferred Stock and 2,743 shares are designated Series E Preferred Stock. As of June 5, 2014, there were 6,445,306 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  Under certain circumstances, California law permits the holders of our common stock to cumulate their votes for the election of directors, in which case holders of less than a majority of the outstanding shares of our common stock could elect one or more of our directors. Holders of our common stock have no preemptive, subscription, or redemption rights. The outstanding shares of common stock are fully paid and nonassessable. The rights and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our articles of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without shareholder approval, to issue such shares of preferred stock in one or more series.  Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•	Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

•	Shareholder Meetings. Our bylaws provide that a special meeting of shareholders may be called only by the President or by the board of directors or the Chairman of the Board or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

•	Requirements for Advance Notification of Shareholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

•	Board of Directors Vacancies. Under our bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may only be filled by vote of a majority of the remaining directors. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

•	Board of Directors Size. Within the range specified by our bylaws, our board of directors determines the size of our board and may create new directorships and elect new directors, which may enable an incumbent board to maintain control by adding directors.

•	Indemnification. Our articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock or preferred stock.  We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities.  We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.  The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue.  The summary is not complete.  When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent.  We may add, replace or terminate warrant agents from time to time.  We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement.  Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form.  Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security.  Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue warrants in non-global form, i.e., bearer form.  If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of common stock or preferred stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock or preferred stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into shares of common stock.  In connection with the issuance of any debt securities which will not exceed $10,000,000.00, we do not intend to issue them pursuant to a trust indenture.  However, if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing, we will provide and enter into a trust indenture.  If a trust indenture is entered into, we do not intend to register the trust indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) pursuant to an exemption.  Under Section 304(a)(9) of the Trust Indenture Act, the Trust Indenture Act does not apply to any security which is to be issued under an indenture which limits the aggregate principal amount of securities at any time outstanding thereunder to $10,000,000.00.  We do not intend to issue debt securities, if any, pursuant to a trust indenture that will exceed $10,000,000.00.  If a trust indenture is entered into, we will file the trust indenture as an exhibit on Form 8-K before making any offer of debt securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue.  The summary is not complete.  When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

The indenture agent under an indenture agreement, if any, will act solely as our agent in connection with the debt securities issued under that agreement.  Any holder of debt securities may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those debt securities in accordance with their terms.  When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	the title of the debt securities;

•	the total amount of the debt securities;

•	the amount or amounts of the debt securities will be issued and interest rate;

•	the conversion price at which the debt securities may be converted;

•	the date on which the right to exercise the debt securities will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of debt securities that may be exercise at any one time;

•	if applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

•	if applicable, a discussion of material United States federal income tax consideration;

•	if applicable, the terms of the payoff of the debt securities;

•	the identity of the indenture agent, if any;

•	the procedures and conditions relating to the exercise of the debt securities; and

•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form.  Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security.  Those investors who own beneficial interests in a global debt security will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue debt securities in non-global form, i.e., bearer form.  If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer or exercise their debt securities at the indenture agent’s office, if any, or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of common stock or preferred will not have any rights of holders of common stock or preferred stock and will not be entitled to dividend payments, if any, or voting rights of the shares of common stock or preferred stock.

Conversion of Debt Securities

A debt security may entitle the holder to purchase in exchange for the extinguishment of debt an amount of securities at an exercise price that will be stated in the debt security.  Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security.  After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material.  Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise.  If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, preferred stock, warrants and debt securities.  We will issue each unit so that the holder of the unit is also the holder of each security included in the unit.  As a result, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer.  The summary is not complete.  When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units.  See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, for working capital, and for other general corporate purposes, including capital expenditures related to our growth.  We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities.  If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent.  Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.  Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters with respect to any resale of the securities.  To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities.  If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution.  Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities.  If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000.00 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Weintraub Tobin Chediak Coleman Grodin Law Corporation will pass upon legal matters in connection with the validity of the securities offered hereby for us.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Weintraub Tobin Chediak Coleman Grodin Law Corporation owns 5,000 shares of our common stock.  In addition, Weintraub Partners LP, a partnership formed by certain shareholders at Weintraub Tobin Chediak Coleman Grodin Law Corporation owns 84,620 shares of our common stock.